Exhibit 99.1

SANTA MONICA MEDIA CORPORATION TO DISTRIBUTE TRUST PROCEEDS ON TUESDAY, SEPTEMBER 15, 2009
Record Date Set for Monday, September 14, 2009

NEW YORK -- BUSINESS WIRE – September 11, 2009 -- On August 27, 2009, Santa Monica Media Corporation (NYSE-Alt: MEJ, MEJ.U, MEJ.WS) (“SMMC”), a special purpose acquisition company (SPAC) that completed its IPO in April 2007 held a special meeting of its stockholders.  At the meeting stockholders voted in favor of three proposals that allowed for the continuation of the existence of the corporation as well as for the distribution of the trust proceeds to the stockholders holding shares of its common stock issued in its initial public offering (“IPO Shares”).

The distribution of trust proceeds of $100,724,231 or $8.057938494 per IPO Share is scheduled for Tuesday September 15, 2009.  At the close of business on that day the NYSE Amex will suspend trading.  Distributions will be made to IPO shareholders of record at the close of business on Monday September 14, 2009 rather than as of August 5, 2009 as indicated in the Company’s press release on August 31, 2009.

The Company will be filing a Notification of Removal from Listing on Form 25 with the Securities and Exchange Commission for the purpose of deregistering and delisting its securities under the Securities Exchange Act of 1934. Upon suspension of trading, the Company will also commence voluntary delisting procedures to delist the Company’s securities from NYSE Amex. The Company’s securities will no longer trade on the NYSE.

About Santa Monica Media Corporation
Santa Monica Media Corporation was a blank check company organized for the purpose of acquiring one or more operating businesses in the communications, media, gaming and/or entertainment industry.  As a result of the stockholders meeting, the Company will continue to seek acquisitions but without the restrictions applicable to special purpose acquisition companies.

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This release contains forward-looking statements including financial projections as to operating cost savings and the Company’s plans.  These forward-looking statements are not historical facts but rather are based on current expectations and projections about the Company and management’s beliefs and assumptions.  Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “ seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.

Press Contact:	Kurt Brendlinger
Chief Financial Officer
310-526-3222